UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 18, 2023

LORDSTOWN MOTORS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38821	83-2533239
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 Hallock Young Road

Lordstown, Ohio 44481

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (234) 285-4001

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	RIDEQ	*

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

      * The registrant’s Class A common stock began trading exclusively on the over-the-counter market on July 7, 2023 under the symbol “RIDEQ.” The NASDAQ Global Select Market filed a Form 25 with the Securities and Exchange Commission on July 27, 2023 to remove the registrant’s Class A common stock from listing and registration on the NASDAQ Global Select Market. Delisting became effective ten days thereafter and deregistration under Section 12(b) of the Act will become effective 90 days later.

Item 8.01	Other Events.

As previously disclosed, on June 27, 2023 (the “Petition Date”), Lordstown Motors Corp., a Delaware corporation (the “Company”), and its subsidiaries (collectively, the “Debtors”), commenced voluntary proceedings under chapter 11 (“Chapter 11”) of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Chapter 11 proceedings are being jointly administered under the caption In re: Lordstown Motors Corp., et al., Cases No. 23-10831 through 23-10833 (the “Chapter 11 Cases”).

As previously disclosed, on September 29, 2023, the Selling Entities entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with LAS Capital LLC, a Delaware limited liability company (“LAS Capital”), and Mr. Stephen S. Burns, an individual, as guarantor of certain obligations of LAS Capital under the Asset Purchase Agreement. At such time, as previously disclosed, the Asset Purchase Agreement remained subject to Bankruptcy Court approval. Pursuant to the Asset Purchase Agreement, and upon the terms and subject to the conditions set forth in the Asset Purchase Agreement, LAS Capital has agreed that it or an assignee (LAS Capital or its assignee, the “Purchaser”) will acquire specified assets of the Selling Entities related to the design, production and sale of electric light duty vehicles focused on the commercial fleet market (collectively, the “Assets”) free and clear of liens, claims, encumbrances, and other interests, and assume certain specified liabilities of the Selling Entities (collectively, the “Liabilities” and such acquisition of the Assets and assumption of the Liabilities together, the “Transaction”) for a total purchase price of $10 million in cash, which was later increased to approximately $10.2 million in cash, as discussed below. The Asset Purchase Agreement contains certain termination rights for both the Selling Parties and the Purchaser, including the right to terminate the Asset Purchase Agreement if the Transaction is not consummated by October 31, 2023.

On October 13, 2023, LAS Capital sent notice to the Debtors that LAS Capital will assign rights to acquire the Assets to its affiliate LandX Motors Corp (“LandX”), as assignee, and that LandX will be the Purchaser under the Asset Purchase Agreement.

October 18, 2023, the Bankruptcy Court held a hearing (the “Sale Hearing”) to consider approval of the Transaction and entry into the Asset Purchase Agreement. At the Sale Hearing, the Bankruptcy Court approved the Transaction and, thereafter, entered an order, among other things, authorizing and approving the Transaction, authorizing the Selling Entities to enter into and perform their obligations under the Asset Purchase Agreement, and authorizing the assumption and assignment of certain contracts in connection with the Transaction (the “Sale Order”). Prior to the Sale Hearing, the parties agreed to an amendment to the Asset Purchase Agreement, effectuated through the Sale Order, that increased the purchase price to approximately $10,200,000 and confirmed that certain assets specified in the Sale Order constitute purchased Assets under the Asset Purchase Agreement.

The Asset Purchase Agreement and the Sale Order, as well as other Bankruptcy Court filings and further information about the Chapter 11 Cases can be accessed free of charge at a website maintained by the Company’s claims, noticing, and solicitation agent, Kurtzman Carson Consultants LLC, at www.kccllc.net/lordstown. The information in that website or available elsewhere is not incorporated by reference and does not constitute part of this Form 8-K.

Cautionary Note Regarding Trading in the Company’s Class A Common Stock

The Company’s stockholders are cautioned that trading in shares of the Company’s Class A common stock during the pendency of the Chapter 11 Cases will be highly speculative and will pose substantial risks. The Company cannot be certain that holders of the Class A common stock will receive any payment or other distribution on account of those shares following the Chapter 11 Cases. As a result, the shares of Class A common stock may have little or no value. Trading prices for the Company’s Class A common stock may bear little or no relation to actual recovery, if any, by holders thereof in the Company’s Chapter 11 Cases. Accordingly, the Company urges extreme caution with respect to existing and future investments in its Class A common stock.

Forward-looking Statements

This report includes forward looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “feel,” “believes,” “expects,” “estimates,” “projects,” “intends,” “should,” “is to be,” “may,” or the negative of such terms, or other comparable terminology. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein due to many factors. With respect to the matters addressed in this report, those factors include, but are not limited to the risks and uncertainties regarding the ability of the Debtors to meet the closing conditions and successfully consummate the Asset Purchase Agreement. The Chapter 11 Cases remain subject to additional uncertainties, including regarding changes to the terms and conditions of the Proposed Plan and Proposed Disclosure Statement before they become final; the approvals required from the Bankruptcy Court and stakeholders that will be entitled to vote on the Proposed Plan; our ability to successfully complete the Chapter 11 Cases, including our ability to successfully market and sell all, substantially all or some of our assets pursuant to the Asset Purchase Agreement or otherwise and to realize value for such assets, to successfully resolve litigation and other claims that may be filed against us, and to finish developing, negotiating, confirming and consummating the Proposed Plan or any Chapter 11 plan; our ability to obtain timely approval of the Bankruptcy Court with respect to our motions filed in the Chapter 11 Cases; the adverse impact of the Chapter 11 Cases on our business, financial condition and results of operations; the impact of the SEC investigation and any other pending or future litigation or claims asserted with respect to or by the Company, and possible claims by suppliers for our inability to meet obligations to them, the availability of insurance coverage with respect to such litigation or claims, adverse publicity with respect to these matters, as well as the significant ongoing costs associated with such litigation; our ability to retain key employees, and the costs associated there with, to facilitate the Chapter 11 Cases, and the impact of the loss of employees on our prospects for realizing any value from any sale of our assets; risks regarding our limited liquidity and unlikely access to financing as we continue to incur significant costs during and in connection with, the Chapter 11 Cases, have significant known and contingent liabilities and claims for which we will continue to incur legal costs and may be subject to significant uninsured losses, face uncertainty as to the ability to realize value through the sale of our assets and litigation claims, and other claims that may be filed against us, lack any meaningful revenue stream and do not expect an ongoing business following the Chapter 11 Cases; and the actions and decisions of our stakeholders and other third parties who have interests in our Chapter 11 Cases that may be inconsistent with our operational and strategic plans and adversely impact the Chapter 11 Cases or our ability to realize value from any of our assets.

In light of these risks and uncertainties, we caution you not to place undue reliance on these forward-looking statements and the periodic financial information reported to the Bankruptcy Court which is not presented in accordance with GAAP and may differ materially from information that has been or may in the future be provided in our periodic SEC filings and may reflect estimates based on assumptions that may change significantly during the course of the Chapter 11 Cases or due to other contingencies (and which is also subject to the further qualifications provided therein with respect thereto). Additional information on potential factors that could affect the Company and its forward-looking statements is included in the Company’s Form 10-K, Form 10-Q and subsequent filings with the SEC. All forward-looking statements are qualified in their entirety by this cautionary statement. Any forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this report.

In light of these risks and uncertainties, we caution you not to place undue reliance on these forward-looking statements and the periodic financial information reported to the Bankruptcy Court (which are also subject to the qualifications provided with respect thereto). Additional information on potential factors that could affect the Company and its forward-looking statements is included in the Company’s Form 10-K, Form 10-Q and subsequent filings with the SEC. All forward-looking statements are qualified in their entirety by this cautionary statement. Any forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LORDSTOWN MOTORS CORP.

	By:	/s/ Adam Kroll
	Name:	Adam Kroll
Date: October 19, 2023	Title:	Chief Financial Officer